Exhibit 4.3

FIRST AMENDMENT TO ELECTRICITY TRANSMISSION CONCESSION CONTRACT

No. 006/1997—ANEEL/CEMIG

COMPANHIA ENERGETICA DE MINAS GERAIS — CEMIG

The BRAZILIAN FEDERAL GOVERNMENT, hereinafter referred to as the CONCESSION-GRANTING POWER, under its powers conferred by Article 21, Sub-item XII, Subclause “b” of the Brazilian Constitution, through delegation of competence by Decree 4932 of December 23, 2003, as amended by Decree 4970 of January 30, 2004, to the BRAZILIAN NATIONAL ELECTRICITY AGENCY — ANEEL, with head office at SGAN, Quadra 603, Module “I”, Brasília, Federal District, registered in the CNPJ/MF under No. 02.270.669/001-29, represented by its Director-General JERSON KELMAN, under §3 of Article 3-A of Law 9427 of December 26, 1996, and sub-item V, Article 10, of Appendix I — Regulations Structure, approved by Decree 2335 of October 6, 1997, hereinafter referred to as ANEEL,

COMPANHIA ENERGETICA DE MINAS GERAIS — CEMIG, holder of a concession for public electricity generation, transmission and distribution service, with head office in the municipality of Belo Horizonte, State of Minas Gerais, at Avenida Barbacena 1200, District of Santo Agostinho, registered in the CNPJ/MF under No. 17.155.730/0001-64, hereinafter referred to as the ASSIGNOR, herein represented in accordance with its bylaws by its Director-President DJALMA BASTOS DE MORAIS, bearer of Identity Card RG 911214, issued by the Army Ministry, and CPF 006.633.526-49, and by its Chief Energy Generation and Transmission Officer ELMAR DE OLIVEIRA SANTANA, bearer of Identity Card RG 2.159.288, issued by SSP/MG, and CPF 089.501.306-10, and

CEMIG GERAÇÃO  E TRANSMISSÃO S.A., a wholly owned subsidiary of Companhia Energetica de Minas Gerais — CEMIG, with head office in the municipality of Belo Horizonte, State of Minas Gerais, at Avenida Barbacena 1200, District of Santo Agostinho, registered in the CNPJ/MF under No. 06.981.176/001-58, hereinafter referred to as the ASSIGNEE, herein represented in accordance with its bylaws by its Director-President DJALMA BASTOS DE MORAIS, bearer of Identity Card RG 911214, issued by the Army Ministry, and CPF 006.633.526-49, and by its Chief Energy Generation and Transmission Officer ELMAR DE OLIVEIRA SANTANA, bearer of Identity Card RG 2.159.288, issued by SSP/Minas Gerais, and CPF 089.501.306-10, with

THE STATE OF MINAS GERAIS, hereinafter referred to as the CONTROLLING STOCKHOLDER, as consenting party, herein represented by its Governor AÉCIO NEVES DA CUNHA, do by this instrument and in the best form of law sign the Second Amendment to Electricity Distribution Concession Contract Number 002/1997—CEMIG—Área Norte, signed on June 18, 1997, in the following terms:

WHEREAS:

-               within the assumptions of the new model for the Brazilian electricity sector, companies that hold distribution service concessions may not operate in activities of generation and transmission, nor carry out the other activities listed in §5, Article 4 of Law 9074 of July 7, 1995, as amended by Article 8 of Law 10848, of March 15, 2004;

-               Minas Gerais State Law 15290 of August 4, 2004 authorized the stockholding reorganization of Companhia Energetica de Minas Gerais — CEMIG, for the purpose of segregating its activities, as established by Clause 14 of Electricity Transmission Concession Contract No. 006/1997 — CEMIG, signed on July 10, 1997;

-               by ANEEL Authorizing Resolution 407 of December 20, 2004, ANEEL agreed to the proposal for transfer of the concessions and transfer of assets and liabilities of Companhia Energetica de Minas Gerais — CEMIG, for the purposes of stockholding restructuring and segregation of the activities of generation, transmission and distribution of electricity, with the consequent transfer of goods, plant, premises, rights and obligations to the wholly-owned subsidiary constituted for this specific purpose;

the parties now resolve to assign this First Amendment to Electricity Transmission Concession Contract No. 006/1997 — CEMIG, entered into on July 10, 1997, on the following terms and conditions.

CLAUSE ONE — OBJECT

The object of this Amendment is to formalize the transfer of the concession for public electricity transmission service, with the consequent transfer of premises, plant, rights and obligations to the wholly-owned subsidiary CEMIG GERAÇÃO E TRANSMISSÃO S.A., as established by CLAUSE FOURTEEN — GENERAL PROVISIONS, of Distribution Concession Contract 006/1997 — CEMIG in accordance with Authorizing Resolution 407, of December 20, 2004.

CLAUSE TWO — PRIOR KNOWLEDGE

CEMIG GERAÇÃO E TRANSMISSÃO S.A. warrants that it is aware of the entire content of Concession Contract 006/1997—CEMIG, and undertakes to comply with all the clauses and conditions of that contract and its amendments.

CLAUSE THREE — RATIFICATION

All the other clauses and conditions of Electricity Transmission Concession Contract 006/1997 — CEMIG are hereby ratified and those that are not expressly modified by this Amendment remain valid and unchanged, and all their provisions are subrogated for all purposes to the company CEMIG GERAÇÃO E TRANSMISSÃO S.A.

Being agreed, the parties now sign the present instrument in 4 (four) copies signed by the representatives of ANEEL, COMPANHIA ENERGETICA DE MINAS GERAIS — CEMIG, CEMIG GERAÇÃO E TRANSMISSÃO S.A. and the CONTROLLING STOCKHOLDER, jointly with the witnesses identified below.

Brasília, September 16, 2005
FOR ANEEL:
( Signature )

JERSON KELMAN Director-General

FOR THE ASSIGNOR:

(Signature)	(Signature)

DJALMA BASTOS DE MORAIS Director-President	ELMAR DE OLIVEIRA SANTANA Chief Energy Generation and Transmission Officer

FOR THE ASSIGNEE:

(Signature)	(Signature)

DJALMA BASTOS DE MORAIS Director-President	ELMAR DE OLIVEIRA SANTANA Chief Energy Generation and Transmission Officer

FOR THE CONTROLLING STOCKHOLDER:

( Signature )

AÉCIO NEVES DA CUNHA

Governor of the State of Minas Gerais

WITNESSES:

(Signature)	(Signature)

Name: Jandir Amorim Nascimento; RG: 122 423 SIC/GO; CPF: 057 353 601-59	Name: Sergio Luiz Costa Leão; RG: M 751 437 SSP/MG; CPF: 372 754 026-53